SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              REAL-Equity Partners
             (Exact name of registrant as specified in its charter)



                  California                               95-3784125
  (State of incorporation or organization   (I.R.S. Employer Identification No.)


         9090 Wilshire Boulevard
         Beverly Hills, California                          90211
(Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


            Title of each class                  Name of each exchange on which
            to be so registered                  each class is to be registered

                    None                                     N/A
                    ----                                     ---


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest

                                (Title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrant's Securities to be Registered.
                  --------------------------------------------------------

                  Reference is made to the Registrant's final prospectus, dated September 27, 1983, and the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, both of which have been previously filed with the Commission and are hereby incorporated herein by reference.

Item 2.           Exhibits.
                  ---------

                  The following exhibits are filed as part of this registration statement.

                  1. Registrant's Amended and Restated Agreement of Limited Partnership, which is Exhibit A to the Registrant's Final Prospectus dated September 27, 1983 (Commission File No. 2-82765) is hereby incorporated herein by reference as Exhibit 1 to this Form 8-A.

                  2. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (Commission File No. 2-82765) is hereby incorporated by reference as Exhibit 2 to this Form 8-A.

                  3. Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (Commission File No. 2-82765) is hereby incorporated herein by reference as Exhibit 3 to this Form 8-A.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


(Registrant)      REAL-Equity Partners


Date:  August 21, 1998


By:      National Partnership Investments Corp.,
         the Managing General Partner


         By:      /s/ Henry C. Casden
                  --------------------------
                  Name:    Henry C. Casden
                  Title:   President